INVESTMENT BANKING AND ADVISORY AGREEMENT

AGREEMENT, made this 16th day of November 2009, between the two parties on by and between, Zaldiva Inc., having its principal place of business at 331 E. Commercial Blvd, Ft. Lauderdale, FL 33334 (the "Company") and Charles Morgan Securities Inc., having its principal place of business at 120 Wall St., 16th Fl, New York, NY 10005, hereinafter the (the "Consultant").

WHEREAS, the Company desires to retain the Consultant for consulting services in connection with the Company's business affairs, and to assist the Company in raising capital for the Company's business and the Consultant is willing to undertake to provide such services as hereinafter fully set forth:

NOW, THEREFORE, the parties agree as follows:

1.

Nature of Services: The Company engages Consultant to render the following services during the term of this agreement on a non-exclusive basis (it being understood that Consultant is free to render the same or similar services to any other entity selected by it).

(a)

General Advice and Assistance. Consultant shall provide:

(i)

Advice concerning on-going strategic corporate planning and long-term investment policies, including any revision of the Company's business plan.

(ii)

Evaluation of the Company's managerial, marketing and sales

requirements.

(iii)

Advice as to potential mergers and acquisitions, whether the Company will be

the acquiring company or the target of an acquisition.

(iv)

Advice regarding the sales of securities in private transactions.

(v)

Introductions to listed exchanges, registered securities associations'

market

participants and market-maker services for the Company's securities.

(vi)

Introductions to financial institutions and money managers.

(vii) Introductions to independent analysts that may provide third party coverage on the Company.

(viii)

Conduct of a shareholders meeting with industry professionals.

(b)

Capital Raising. Consultant will assist the Company in attempting to raise capital in accordance with the Company's business plan. All efforts by Consultant will be on a best efforts basis only. The parties presently contemplate the following:

(i) An initial Private Placement ("First Offering") of equity in the amount of $250,000 two hundred fifty thousand dollars at two cents per share ($.02) upon terms and conditions that is mutually agreed to by the Company and Consultant.

(ii) An additional Private Placement ("Second Offering") of up to $750,000 of convertible debt, upon mutually agreeable terms and conditions to the Consultant and Company to commence, on a best efforts basis, in or around February 2010. It is anticipated that this offering will be done at a twenty five percent discount to the market price with a .02 floor and a .08 with the then current market price.

(iii) Compensation for each of the PPM will be 'in addition to the compensation of this agreement as set forth below, and as referenced in the applicable Placement Agent Agreement and PPM for each and every offering.

2.

Compensation.

(i)

General Advice and Assistance. For the general advice and assistance described in Section General Advice and Assistance. Consultant shall provide:, the Consultant will be entitled to the compensation provided in subparagraphs Compensation and Compensation.  The Company will pay a fee of $120,000 over twelve months (one hundred twenty thousand dollars). This fee may be paid by the Company in twelve equal monthly installments of ten thousand dollars payable on the fifteenth of each month after the commencement of this Agreement. This fee may be paid in cash or, if the Company is public at the time the fee is due, the fee may be paid in free trading common stock at the election of the Company. If paid with common stock of the Company then the Company will pay with common stock having a value of 125% of the cash payment alternative, based on the closing bid price of the common stock of the Company on the date the payment is due. If paid with the common stock of the Company then it is agreed and understood that the services rendered for the equity payment DO NOT include capital raises or the making of a market in the security and comply with all applicable rules and regulations of the SEC an FINRA.

(ii) The Company will issue to the Consultant a number of shares of its common stock equal to 650,000 shares over the course of this agreement. 350,000 shares are due concurrent with the signing of this agreement. 150,000 shares are to be issued on the 90th day anniversary of this agreement (February 16, 2010) and 150,000 shares are to be issued on the 180th day anniversary of this agreement. (May 16, 2010). It is understood that these shares are not registered and will have a restrictive legend.

(iii) The Company will pay an engagement fee of $30,000 thirty thousand dollars concurrent with the signing of this agreement.

(iv) The Company will offer a cash option at one penny to purchase up to 1,000,000 shares of common stock at .005 to the consultant. It is understood that these shares are not registered and will have a restrictive legend.

(b)

The compensation provided for in this Section Compensation. General Advice and Assistance. For the general advice and assistance described in Section General

Advice

and Assistance. Consultant shall provide:, the Consultant will be entitled to the compensation provided in subparagraphs Compensation and Compensation (i) and 2 (a) is in addition to, and not in lieu of, any compensation to which the Consultant may become entitled for its capital raising efforts as described in Section Compensation. Capital Raising. The Consultant's compensation for the capital raising activities referred to in Section Capital Raising. Consultant will assist the Company in attempting to raise capital in accordance with the Company's business plan. All efforts by Consultant will be on a best efforts basis only. The parties presently contemplate the following: shall be as set forth in separate placement agreements and or other agreements with respect to each transaction.  and 2 (a)(iii) and 2(a)(iv);

(i)

The Company will pay a fee of $120,000 over twelve months (one hundred twenty thousand dollars). This fee may be paid by the Company in twelve equal monthly installments of ten thousand dollars payable on the fifteenth of each month after the commencement of this Agreement. This fee may be paid in cash  or, if the Company is public at the time the fee is due, the fee may be paid in free trading common stock at the election of the Company. If paid with common stock of the Company then the Company will pay with common stock having a value of 125% of the cash payment alternative, based on the closing bid price of the common stock of the Company on the date the payment is due. If paid with the common stock of the Company then it is agreed and understood that the services rendered for the equity payment DO NOT include capital raises or the making of a market in the security and comply with all applicable rules and regulations of the SEC an FINRA.

(ii) The Company will issue to the Consultant a number of shares of its common stock equal to 650,000 shares over the course of this agreement. 350,000 shares are due concurrent with the signing of this agreement. 150,000 shares are to be issued on the 90th day anniversary of this agreement (February 16, 2010) and 150,000 shares are to be issued on the 180th day anniversary of this agreement. (May 16, 2010). It is understood that these shares are not registered and will have a restrictive legend.

(iii) The Company will pay an engagement fee of $30,000 thirty thousand dollars concurrent with the signing of this agreement.

(iv) The Company will offer a cash option at one penny to purchase up to 1,000,000 shares of common stock at .005 to the consultant. It is understood that these shares are not registered and will have a restrictive legend.

The compensation provided for in this Section Compensation. General Advice and Assistance. For the general advice and assistance described in Section General Advice and Assistance. Consultant shall provide:, the Consultant will be entitled to the compensation provided in subparagraphs Compensation. and Compensation. (i) and 2 (a is in addition to, and not in lieu of, any compensation to which the Consultant may become entitled for its capital raising efforts as described in Section Compensation. Capital Raising. The Consultant's compensation for the capital raising activities referred to in Section Capital Raising. Consultant will assist the Company in attempting to raise capital in accordance with the Company's business plan. All efforts by Consultant will be on a best efforts basis only. The parties presently contemplate the following: shall be as set forth in separate placement agreements and or other agreements with respect to each transaction.

(c)

Capital Raising. The Consultant's compensation for the capital raising activities referred to in Section Capital Raising. Consultant will assist the Company in attempting to raise  capital in accordance with the Company's business plan. All efforts by Consultant will be on a best efforts basis only. The parties presently contemplate the following: shall be as set forth in separate placement agreements and or other agreements with respect to each transaction. It is anticipated that the Consultant will receive no less than the following;

Cash compensation in an amount equal to ten percent (10%) of the aggregate purchase price of the Equity sold to the investors, plus

(A) (ii) An additional three percent (3%) unaccountable expense allowance of the aggregate purchase price of the equity placed by the Consultant with the investors;

(B) Cashless Warrants to purchase a number of shares equal to 10% of the shares issuable by the Company at an exercise price equal to 120% of the initial price provided for the investors.  As an example if one million dollars is raised at two cents then the cashless warrants due are Five million EXAMPLE cashless warrants based on $ 1,000,000 being raised at .02/ share for a total of 50,000,000 shares issued for $ 1,000,000, then ten percent of the equity offered is 5,000,000. The cashless feature is at $.024 (120% of the investors price of $.02)

The shares issuable upon exercise of the cashless warrants referred to above shall have piggyback registration rights for sale under the Securities Act of 1933 in accordance with a separate registration rights agreement between the Company and the Consultant.

(ii)

For the private placement of Stock referred to in the Second Offering.

(A)

Cash compensation in an amount equal to ten percent (10%) of the aggregate purchase price of the equity offered by the Consultant with the investor, plus

(B)

An additional three percent (3%) of the aggregate purchase price of the equity offered by the Consultant with the investors for non-accountable expenses, plus

(C) Cashless Warrants to purchase a number of shares equal to 10% of the shares issuable by the Company at an exercise price equal to 120% of the initial price provided for the investors

3.

Term: The term of this agreement is twelve (12) months from the date hereof with an automatic renewal for a year if written notice for termination is not received, by either party, 30 days prior to the termination of this agreement.

4.

Termination: Either party may terminate this agreement after the first ninety with a written notice of termination. Any fees that are due and payable after the termination date will not be owed or payable. Any compensation paid prior to the date of termination will be deemed earned and paid.

5.

Responsibilities of the Company:

(a)

Provide Information. The Company shall provide the Consultant with all financial and business information about the Company as requested by the Consultant in a timely manner. Without limiting the generality of the foregoing, the Company shall convert all of its financial statements to Quick Books or an electronic format so as to review the Company's accounts for a period of no less than one year. In addition, executive officers and directors of the Company shall at the request of Consultant and subject to reasonable prior notice, make themselves available for personal consultations with the Consultant and/or third party designees.

(b)

Use of Proceeds: The Company shall appraise "use of proceeds" for each of the offerings contemplated by this agreement in accordance with the descriptions of the proposed use of proceeds supplied to investors in those offerings.

(d)

Notification and Approval for Equity Issuances: Until completion of the transactions contemplated by this Agreement or the termination thereof, the Company shall not issue any additional equity securities of any class, options, warrants or convertible securities without written notification to the Consultant other than the shares of common stock to be issued pursuant to Section 2(a). Notwithstanding the foregoing, upon effectiveness of the Registration Statement to be filed in accordance with the Registration Rights Agreement, the Company shall have the ability to issue up to 10,000,000 shares of common stock or options to employees, officers, directors or consultants of the Co: Company pursuant to any stock or option plan adopted by the Board of Directors of the Company without prior written notification and authorization of the Consultant.

6.

Expenses: The Company shall reimburse the Consultant for actual out-of pocket expenses including, but not limited to, facsimile, postage, printing, photocopying, and entertainment, incurred by the Consultant. Consultant shall obtain prior approval of the Company for any expenses to be incurred in excess of $1,500. The Company shall reimburse  Consultant for all reasonable fees and disbursements of the Consultant's counsel, Steve Cohen. All fees payable to such counsel shall be agreed upon by the parties in advance but will not exceed $15,000 for the creation of the Private Placement Memorandum to be used in the First Offering and $15,000 for the creation of the Private Placement  Memorandum to be used in the Second Offering. It is agreed that the attorney's fees are to be paid out of escrow from the offering. The Company shall also reimburse the Consultant for the costs of all pre-approved travel and related expenses incurred by the Consultant at the request of the Company in connection with the performance of its services hereunder. Expenses shall be due and payable when billed and after they have been incurred. Company will pay all fees associated with the filing of the offering with the SEC and or FINRA.

7.

Indemnification: The Company shall indemnify, defend and hold harmless the Consultant from any kind of liabilities, of every kind, nature and description, fixed or contingent (including, without limitation, reasonable counsel fees and expenses in connection with any action, claim or proceeding relating to such liabilities) arising out of the services provided hereunder, including but not limited to, by any reason of any breach or failure of observance or performance or untrue or incorrect statement of any term, commitment, representation, warranty, covenant or agreement made by the Company; or by reason of negligence of the Company regarding or in accordance with any duty, document, obligation, responsibility, or other performance of service arising out of this transaction. In the event that Consultant requests indenmification hereunder (the "Indemnified Party"), Consultant shall notify the Company (the "Indemnifying Party") with reasonable promptness of any claim asserted against it in respect to which any Indemnifying Party may be liable under this Agreement, which notification shall be accompanied by a written statement setting forth the basis of such claim and the manner of calculation thereof The Indemnifying Party shall defend any such claims, threatened or asserted, at its sole expense. The Indemnified Party shall use legal counsel selected by the Indemnifying Party and approved by the Indemnified Party, whose approval shall not be unreasonably withheld, to defend any such threatened or asserted claim.

8.

Complete Agreement: This Agreement contains the entire Agreement between the parties with respect to the contents hereof and supersedes all prior agreements and understandings between the parties with respect to such matters, whether written or oral. Neither this agreement, nor any term or provision hereof may be changed, waived, discharged or amended in any manner other than by an instrument in writing, signed by the party against which the enforcement of the change, waiver, discharge or amendment is sought.

9.

Counterparts: This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which shall constitute but one Agreement. facsimile signatures shall be agreed to be as originals and shall be binding with the full force and effect as if they were original signatures.

10.

Arbitration The parties shall submit any controversy or claim arising out of or relating to this Agreement to final and binding arbitration administered by the NASD, and immediately after the filing of a claim as provided herein, shall submit such dispute to mediation before the NASD; provided, however that the proposed mediation shall not interfere with or in any way impede the progress of the arbitration. Any such mediation or arbitration procedure shall be venued exclusively in the New York County, New York, New York.

If injunctive or other similar provisional relief shall be required in aid of arbitration, the aggrieved party may seek such relief from a court of competent jurisdiction venued exclusively in New York County, New York, New York.

11.

Disclosure: Any financial or other advice rendered by the Consultant pursuant to this Agreement may not be disclosed publicly in any manner without the prior written approval of the Consultant unless required by any court, government, or regulatory agency. All non-public information given to the Consultant by the Company will be treated by the Consultant as confidential information, and the Consultant shall not make use of such information other than in connection with its performance of this Agreement, provided, however, that Consultant may disclose any such 'information if required by any court or governmental or regulatory authority, board or agency. "Non-public information" shall not include any information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Consultant; (ii) was available to the Consultant prior to its disclosure to the Consultant by the Company, provided that such information is not known by the Consultant to be subject to another confidentiality agreement with another party; or (iii) becomes available to the Consultant on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company. Consultant understands and agrees that the Company will file an 8-K upon the execution of this agreement. The Company will also comply with all disclosure rules and regulations.

12.

Severability: Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. If any provision of this agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule, such invalidity, illegality or unenforceability will not effect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Choice of Law: This agreement shall be governed by, construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York, without reference to the principles of conflicts of law.

Miscellaneous:

(e)

Responsibility All final decisions with respect to consultation, advice and services rendered by the Consultant to the Company shall rest exclusively with the Company, and Consultant shall not have any right or authority to bind the Company to any obligation or commitment.

Agreed and Accepted on the date first written above:

Zaldiva Corporation

/s/Nicole Leigh

Title: President and Authorized Signatory

Charles Morgan Securities, Inc.

By:

Paul E Taboada

CHAIRMAN / CEO

USE OF PROCEEDS

TO BE PROVIDED BY THE COMPANY PRIOR TO THE OFFERING.